Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	Teri.llach@bhnetwork.com

Blackhawk Announces Second Quarter 2014 Financial Results
Adjusted Operating Revenues Rise 29%

Pleasanton, California, July 16, 2014 — Blackhawk Network Holdings, Inc. (NASDAQ: HAWK / HAWKB) today announced financial results for the second quarter ended June 14, 2014.
CEO Bill Tauscher commented, “For the second consecutive quarter adjusted operating revenue growth was 29% driven by strong sales of open loop gift cards in the U.S., increases in international load value, and the addition of InteliSpend, the incentives and rewards business we acquired in late 2013. Worldwide load value grew 36%, or 25% excluding acquisitions, and international accounted for 21% of total load value during the second quarter.”
CFO Jerry Ulrich added, “Our bottom line financial performance for the quarter exceeded our expectations due mainly to a favorable court ruling on a patent litigation matter and the earlier than expected execution of a contractual change with an issuing bank in our InteliSpend incentives business unit.” The court decision resulted in the reversal of a fiscal year 2011 loss accrual which, together with interest, reduced second quarter general and administrative expenses by $3.9 million (a $2.3 million benefit after tax). Ulrich continued, “In addition, we were able to complete a contract amendment with our incentives products issuing bank that better matches fee revenue with delivery and use of our prepaid incentives cards as compared to the previous accounting treatment. Even without these items, results exceeded our guidance provided last quarter.”

GAAP financial results for the second quarter of 2014 compared to the second quarter of 2013

•
Operating revenues totaled $283.9 million, an increase of 26% from $225.9 million for the quarter ended June 15, 2013. This increase was due to a 22% increase in commissions and fees driven primarily by higher closed loop gift card sales, a 40% increase in program, interchange, marketing and other fees due to the acquisition of InteliSpend in late 2013 and strong open loop gift card sales in the U.S. that was partially offset by lower open loop card expiration revenues in Australia, and a 35% increase in product sales primarily driven by Cardpool.

•
Net income totaled $5.1 million compared to net income of $2.1 million for the quarter ended June 15, 2013. The increase was driven by overall business growth, the benefits from the favorable court ruling, the amended issuing bank contract described above, and lower mark-to-market partner equity expense, partially offset by lower open loop gift card revenues in Australia and intangible asset amortization expense related to the InteliSpend and Retailo acquisitions.

•	Earnings per diluted share was $0.09 compared to earnings per diluted share of $0.04 for the quarter ended June 15, 2013. Diluted shares outstanding increased 3% to 53.7 million.

Non-GAAP financial results for the second quarter of 2014 compared to the second quarter of 2013 (see Table 2 for Reconciliation of Non-GAAP Measures)

•	Adjusted operating revenues totaled $138.6 million, an increase of 29% from $107.7 million for the quarter ended June 15, 2013.

•
Adjusted EBITDA totaled $21.1 million, an increase of 14% from $18.5 million for the quarter ended June 15, 2013. Adjusted EBITDA growth was less than revenue growth due to investments in our distribution partner network including fixtures and program development funding as well as costs associated with the rollout of the T-Mobile Mobile Money product.

•
Adjusted net income totaled $8.9 million, an increase of 2% from $8.7 million for the quarter ended June 15, 2013 which was less than the Adjusted EBITDA growth rate due to higher depreciation expense resulting from prior year investments in new technology and increased interest expense related to debt incurred for acquisitions.

•	Adjusted diluted EPS was $0.17, an increase of 6% from $0.16 for the quarter ended June 15, 2013.

Conference Call

The Company will provide additional details on Q2 2014 performance and its outlook for Q3 2014 during a conference call scheduled for Wednesday, July 16, 2014 at 2:00 p.m. PDT / 5:00 p.m. EDT. Joining the call will be Blackhawk’s CEO, William Tauscher; President, Talbott Roche; and Chief Financial & Administrative Officer, Jerry Ulrich. Participants may listen to a real time audio webcast of the call by visiting the Company’s investor relations website located at http://ir.blackhawknetwork.com. Following the call, an archived webcast will be available on the Company’s investor relations website, or the replay can be accessed by dialing (888) 286-8010 and entering the participant passcode 42491284. The replay will be available until Wednesday, July 23, 2014.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a prepaid payment network which supports the physical and digital distribution of a variety of prepaid products. Blackhawk Network utilizes proprietary technology to provide consumers a wide selection of gift cards, prepaid telecom handsets, airtime cards and general purpose reloadable cards across a global network totaling over 180,000 stores. Through Blackhawk’s digital platform, the Company supports prepaid products and offers across a growing network of digital distribution partners including leading etailers, financial service providers, social apps, mobile wallets and other integrated physical-to-digital channels. Founded in 2001, Blackhawk Network is headquartered in Pleasanton, California, and offers products and services in the United States and 21 other countries. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on any single financial measure.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as "guidance," "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners' businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, risks related to our ongoing relationship with Safeway and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our recent Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts) (Unaudited)

	Twelve Weeks Ended		Twenty Four Weeks Ended
	June 14, 2014	June 15, 2013	June 14, 2014	June 15, 2013
OPERATING REVENUES:
Commissions and fees	$216,341	$176,819	$394,436	$321,294
Program, interchange, marketing and other fees	40,421	28,907	76,086	53,265
Product sales	27,182	20,136	46,537	36,353
Total operating revenues	283,944	225,862	517,059	410,912
OPERATING EXPENSES:
Distribution partner commissions	144,023	118,153	262,617	214,135
Processing and services	45,314	34,258	86,939	66,394
Sales and marketing	45,779	39,932	84,570	68,257
Costs of products sold	25,495	18,509	44,799	34,359
General and administrative	10,934	11,015	25,537	22,795
Business acquisition expense (benefit) and amortization of acquisition intangibles	3,458	(1,384)	7,869	(707)
Total operating expenses	275,003	220,483	512,331	405,233
OPERATING INCOME	8,941	5,379	4,728	5,679
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	353	96	(56)	373
Interest expense	(956)	—	(1,001)	—
INCOME BEFORE INCOME TAX EXPENSE	8,338	5,475	3,671	6,052
INCOME TAX EXPENSE	3,275	3,470	1,492	3,788
NET INCOME BEFORE ALLOCATION TO NON-CONTROLLING INTEREST	5,063	2,005	2,179	2,264
Add: Net loss attributable to non-controlling interests (net of tax)	53	126	96	213
NET INCOME ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$5,116	$2,131	$2,275	$2,477
EARNINGS PER SHARE:
Basic - Class A and Class B	$0.10	$0.04	$0.04	$0.05
Diluted - Class A and Class B	$0.09	$0.04	$0.04	$0.05
Weighted average shares outstanding - basic	52,307	51,056	52,201	50,713
Weighted average shares outstanding - diluted	53,740	52,240	53,725	51,746

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except par value) (Unaudited)

	June 14, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$299,727	$550,380
Settlement receivables, net	276,447	813,448
Accounts receivable, net	121,766	126,369
Deferred income taxes	20,145	20,145
Prepaid expenses and other current assets	59,030	67,474
Total current assets	777,115	1,577,816
Property, equipment and technology, net	84,703	79,663
Intangible assets, net	87,972	98,689
Goodwill	133,088	133,521
Deferred income taxes	727	727
Other assets	83,358	90,678
TOTAL ASSETS	$1,166,963	$1,981,094
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$538,707	$1,484,047
Consumer and customer deposits	57,423	54,915
Accounts payable and accrued operating expenses	81,890	99,499
Current portion of note payable	8,705	—
Other current liabilities	41,161	81,270
Total current liabilities	727,886	1,719,731
Deferred income taxes	24,376	24,488
Note payable	165,393	—
Other liabilities	9,629	8,711
Total liabilities	927,284	1,752,930
Stockholders’ equity:
Class A common stock	12	12
Class B common stock	41	41
Additional paid-in capital	117,457	107,139
Treasury stock	(472)	(126)
Accumulated other comprehensive loss	(3,396)	(2,873)
Retained earnings	119,177	116,975
Total Blackhawk Network Holdings, Inc. equity	232,819	221,168
Non-controlling interest	6,860	6,996
Total stockholders’ equity	239,679	228,164
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,166,963	$1,981,094

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Twenty Four Weeks Ended
	June 14, 2014	June 15, 2013
OPERATING ACTIVITIES:
Net income before allocation to non-controlling interest	$2,179	$2,264
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	21,688	10,651
Program development cost amortization	11,551	8,748
Provision for doubtful accounts and sales adjustments	1,252	1,682
Employee stock-based compensation expense	6,090	3,462
Distribution partner mark-to-market expense	(88)	6,995
Change in fair value of contingent consideration	—	(903)
Reversal of reserve for patent litigation	(3,852)	—
Excess tax benefit from stock-based awards	(1,024)	(398)
Other	1,134	—
Changes in operating assets and liabilities:
Settlement receivables	534,315	284,260
Settlement payables	(942,572)	(775,899)
Accounts receivable, current and long-term	14,061	20,626
Prepaid expenses and other current assets	4,224	7,420
Other assets	(12,259)	(10,119)
Consumer and customer deposits	(1,409)	(61)
Accounts payable and accrued operating expenses	(17,808)	(13,278)
Other current and long-term liabilities	(15,496)	(17,662)
Income taxes, net	(13,363)	(16,457)
Net cash used in operating activities	(411,377)	(488,669)
INVESTING ACTIVITIES:
Change in overnight cash advances to Safeway	0	430,000
Expenditures for property, equipment and technology	(18,241)	(15,110)
Payment for working capital adjustment for business acquisitions, net	(1,366)	—
Cash received for assumption of liabilities from prior business acquisition	3,917	—
Change in restricted cash	—	8,968
Other	—	(250)
Net cash provided by (used in) investing activities	(15,690)	423,608
FINANCING ACTIVITIES:
Proceeds from issuance of note payable	175,000	0
Payments of costs for issuance of note payable	(2,452)	0
Payments for acquisition liability	—	(1,881)
Payments for initial public offering costs	—	(4,694)
Reimbursements for initial public offering costs	—	5,540
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	3,620	235
Excess tax benefit from stock-based awards	1,024	398
Other	(694)	(484)
Net cash provided by (used in) financing activities	176,498	(886)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(84)	(2,335)
DECREASE IN CASH AND CASH EQUIVALENTS	(250,653)	(68,282)
CASH AND CASH EQUIVALENTS - Beginning of year	550,380	172,665
CASH AND CASH EQUIVALENTS - End of period	$299,727	$104,383

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(In thousands except percentages, average transaction value and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	Twelve Weeks Ended		Twenty Four Weeks Ended
	June 14, 2014	June 15, 2013	June 14, 2014	June 15, 2013
Load value	$2,619,658	$1,919,384	$4,807,362	$3,529,225
Commissions and fees as a % of load value	8.3%	9.2%	8.2%	9.1%
Distribution partner commissions paid as a % of commissions and fees	66.6%	66.8%	66.6%	66.6%
Number of load transactions	57,538	46,640	102,176	83,446
Average load transaction value	$45.53	$41.15	$47.05	$42.29

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	Twelve Weeks Ended		Twenty Four Weeks Ended
	June 14, 2014	June 15, 2013	June 14, 2014	June 15, 2013
Adjusted operating revenues:
Total operating revenues	$283,944	$225,862	$517,059	$410,912
Issuing bank contract amendment	(1,325)	—	—	—
Distribution partner commissions	(144,023)	(118,153)	(262,617)	(214,135)
Adjusted operating revenues	$138,596	$107,709	$254,442	$196,777
Adjusted EBITDA:
Net income before allocation to non-controlling interest	$5,063	$2,005	$2,179	$2,264
Interest income and other income (expense), net	(353)	(96)	56	(373)
Interest expense	956	—	1,001	—
Income tax expense	3,275	3,470	1,492	3,788
Depreciation and amortization	10,770	5,924	21,688	10,651
EBITDA	19,711	11,303	26,416	16,330
Adjustments to EBITDA:
Employee stock-based compensation	3,420	1,828	6,090	3,462
Distribution partner mark-to-market expense	(710)	6,878	(88)	6,995
Issuing bank contract amendment adjustment	(1,325)	—	—	—
Change in fair value of contingent consideration	—	(1,481)	—	(903)
Adjusted EBITDA	$21,096	$18,528	$32,418	$25,884
Adjusted EBITDA margin:
Total operating revenues	$283,944	$225,862	$517,059	$410,912
Operating income	$8,941	$5,379	$4,728	$5,679
Operating margin	3.1%	2.4%	0.9%	1.4%
Adjusted operating revenues	$138,596	$107,709	$254,442	$196,777
Adjusted EBITDA	$21,096	$18,528	$32,418	$25,884
Adjusted EBITDA margin	15.2%	17.2%	12.7%	13.2%
Adjusted net income:
Income before income tax expense	$8,338	$5,475	$3,671	$6,052
Employee stock-based compensation	3,420	1,828	6,090	3,462
Distribution partner mark-to-market expense	(710)	6,878	(88)	6,995
Issuing bank contract amendment adjustment	(1,325)	—	—	—
Change in fair value of contingent consideration	—	(1,481)	—	(903)
Amortization of intangibles	4,585	897	10,117	1,078
Adjusted income before income tax expense	14,308	13,597	19,790	16,684
Income tax expense	3,275	3,470	1,492	3,788
Tax expense on adjustments	2,146	1,516	6,060	2,411
Adjusted income tax expense	5,421	4,986	7,552	6,199
Adjusted net income before allocation to non-controlling interest	8,887	8,611	12,238	10,485
Add: Net loss attributable to non-controlling interests (net of tax)	53	126	96	213
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$8,940	$8,737	$12,334	$10,698

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	Twelve Weeks Ended		Twenty Four Weeks Ended
	June 14, 2014	June 15, 2013	June 14, 2014	June 15, 2013
Adjusted EPS:
Net income attributable to Blackhawk Network Holdings, Inc.	$5,116	$2,131	$2,275	$2,477
Income allocated to participating securities	(13)	(52)	(47)	(118)
Net income attributable to common shareholders	$5,103	$2,079	$2,228	$2,359
Diluted weighted-average shares outstanding	53,740	52,240	53,725	51,746
Diluted earnings per share	$0.09	$0.04	$0.04	$0.05
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$8,940	$8,737	$12,334	$10,698
Adjusted income allocated to participating securities	(21)	(138)	(68)	(267)
Adjusted net income attributable to common shareholders	$8,919	$8,599	$12,266	$10,431
Diluted weighted-average shares outstanding	53,740	52,240	53,725	51,746
Adjusted diluted earnings per share	$0.17	$0.16	$0.23	$0.20

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW

A significant portion of gift card sales occurs in late December of each year as a result of the holiday selling season. The timing of December holiday sales, cash inflows from our distribution partners and cash outflows to our content providers results in significant but temporary increases in our Cash, cash equivalents and restricted cash, Overnight cash advances to Parent, Settlement receivables and Settlement payables balances at the end of each fiscal year relative to normal daily balances. As a result, the year over year comparison of cash generated by operating activities and total changes in cash can vary significantly. In light of this effect on interim periods, set forth below is a calculation of “free cash flow” which we calculate as the net cash flow from operating activities adjusted to exclude the impact from changes in Settlement payables and Settlement receivables, less expenditures for property, equipment and technology. Cash from the sale of prepaid products is held for a short period of time and then remitted, less our commissions, to our content providers, and is significantly impacted by the portion of gift card sales that occur in late December. Because this cash flow is temporary and highly seasonal, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow. Free cash flow provides information regarding the cash that our business generates in interim periods without the fluctuations resulting from the timing of cash inflows and outflows from gift card sales in late December, which we believe is useful to understanding our business.

	Twenty Four Weeks Ended
	June 14, 2014	June 15, 2013
Net cash flow used in operating activities, as reported	$(411,377)	$(488,669)
Decrease in settlement payables, net of settlement receivables	408,257	491,639
Net cash provided by (used in) operating activities, as adjusted	(3,120)	2,970
Expenditures for property, equipment and technology	(18,241)	(15,110)
Free cash flow	$(21,361)	$(12,140)